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Exhibit 10.6

AMENDED AND RESTATED
SHAREHOLDERS AGREEMENT

        AMENDED AND RESTATED SHAREHOLDERS AGREEMENT dated as of December 15, 2004 by and among (i) INTERDENT, INC., a Delaware corporation (the "Company"), (ii) Levine Leichtman Capital Partners II, L.P. ("LLCP"), Pleasant Street Investors, LLC ("PSLLC"; and collectively with LLCP, the "LL Entities"), and (iii) each other holder of an Equity Security (as defined below) of the Company now or hereafter existing (each a "Stockholder", and together with the LL Entities, the "Parties").

BACKGROUND

        The Company, the LL Entities and certain other holders of the Company's capital stock were parties to the Shareholders Agreement dated as of October 8, 2003 (the "Existing Shareholders Agreement").

        The Company, the LL Entities and the Stockholders wish to amend and restate the Existing Shareholders Agreement in connection with the transactions contemplated by the Stock Purchase Agreement dated as of November 10, 2004.

        The LL Entities, the Stockholders and the Company deem it in their respective best interests and in the best interests of the Company to provide consistent and uniform management for the Company and to make provisions for the future disposition of the securities of the Company and the other matters set forth herein.

        Accordingly, in consideration of the foregoing and the mutual promises and agreements set forth herein, the parties hereto agree that the Existing Shareholders Agreement shall be amended and restated in its entirety as follows:

ARTICLE 1
CERTAIN DEFINITIONS

        1.1   As used in this Agreement, the following terms shall have the following respective meanings (such meanings to be equally applicable to both the singular and plural):

        Affiliate:    with respect to a Person, shall mean any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including with correlative meanings, the terms "controlled by" and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or engage the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        Certificate of Incorporation:    shall mean the Company's Second Amended and Restated Certificate of Incorporation, as amended and in effect from time to time.

        Class A Common Stock:    shall have the meaning ascribed to that term in the Certificate of Incorporation.

        Class A Preferred Stock:    shall have the meaning ascribed to that term in the Certificate of Incorporation.

        Class B Common Stock:    shall have the meaning ascribed to that term in the Certificate of Incorporation.

        Class B Preferred Stock:    shall have the meaning ascribed to that term in the Certificate of Incorporation.

        Class C Common Stock:    shall have the meaning ascribed to that term in the Certificate of Incorporation.

        Class C Equity Securities:    shall mean shares of Class C Common Stock or any warrants, options or other securities exercisable or convertible into shares of Class C Common Stock.

        Class C Preferred Stock:    shall have the meaning ascribed to that term in the Certificate of Incorporation.

        Common Stock:    shall have the meaning ascribed to that term in the Certificate of Incorporation.

        Equity Security:    shall mean any security evidencing an ownership interest in the Company, including all shares of Common Stock and Preferred Stock owned by the LL Entities and the Stockholders, or any security convertible into or exercisable for any shares or Common Stock, including all warrants or options held by any LL Entity or any other Stockholders, or any agreement or commitment to issue any of the foregoing.

        Fully Diluted Basis:    shall mean giving effect, without dilution, to all shares of Common Stock outstanding at the time of determination plus all shares of Common Stock issuable upon conversion of any Preferred Stock or other convertible securities outstanding at the time of determination or upon the exercise of any option, warrant or similar right outstanding at the time of determination whether or not then exercisable or exercised.

        IPO:    shall mean the consummation of the first firm commitment underwritten public offering by the Company for its own account pursuant to an effective registration statement under the Securities Act, other than on Forms S-4 or S-8 or their then equivalents, covering the offer and sale by the Company of its Class C Common Stock.

        Listing Event:    shall mean the first to occur of (a) any listing or admission for trading of any Equity Securities on any national securities exchange, or (b) any designation of any Equity Securities as a national market system security by the NASD.

        NASD:    shall mean the National Association of Securities Dealers, Inc.

        Person:    shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

        Securities Act:    shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

ARTICLE 2
TRANSFERS OF STOCK

        2.1   Validity of Transfer. No sale, assignment, transfer, pledge, lien, hypothecation, encumbrance or disposition in any way (collectively, a "Transfer") of any Equity Security held by any Stockholder, shall be valid, and instead shall be null and void, or registered unless such Transfer complies with the provisions of the Certificate of Incorporation, this Agreement and a proper instrument of Transfer (substantially in the form attached hereto as Exhibit A) has been submitted to the Company, together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require.

        2.2   Restrictions on Transfer. (a) The Certificate of Incorporation provides transfer restrictions with respect to the Transfer of Class C Equity Securities which are hereto incorporated into this Agreement in full.

        (b)   Subject to the rights of the holders of the Class A Preferred Stock and Class A Common Stock, the LL Entities and the Stockholders set forth in Sections 2.3 and 2.4 below, the LL Entities may Transfer any of their shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Common Stock to any Person without restriction and without the consent of the Company provided (i) the Transfer is recorded on the books and records of the Company and (ii) such Person agrees in writing to be bound by the provisions of the Certificate of Incorporation and this Agreement.

        (c)   The provisions of Section 2.1 and 2.2(b) of this Agreement shall not apply to (i) any Transfer of Equity Securities in accordance with Division B of Article V of the Certificate of Incorporation or Section 2.3 of this Agreement; (ii) any Transfer of Class C Preferred Stock; (iii) the Transfer of Equity Securities by any of the LL Entities pursuant to Section 2.4 of this Agreement; and (iv) any sale by any of the LL Entities of any Class D Common Stock Purchase Warrant or Class G Common Stock Purchase Warrant to the underwriter(s) of an IPO, to the extent, and only to the extent, that such underwriter(s) agrees to such sale.

        2.3   Bring Along Rights.

        (a)   In the event that the holders of all of the Class A Preferred Stock and Class A Common Stock and the LL Entities elect (the "Proposing Stockholders") to sell (the "Proposed Bring Along Sale") all of their shares to an unrelated third party (the "Buyer") on an arms-length basis, then all other holders of Equity Securities (collectively, the "Remaining Stockholders"), shall be required, if so required by the Proposing Stockholders, to sell all of their Equity Securities in the Company to the Buyer at the same price and upon the same terms and conditions as the Proposing Stockholders. Thirty (30) days prior to the date set by the Proposing Stockholders as the date for the Proposed Bring Along Sale, the Proposing Stockholders shall notify, or cause to be notified through the Company (which will undertake such notification at no charge), each of the Remaining Stockholders in writing of such offer. The notice (the "Bring Along Notice") shall set forth: (i) the name of the Buyer; (ii) the proposed amount and form of consideration and terms and conditions offered by the Buyer; and (iii) the proposed closing date for the Proposed Bring Along Sale. Any Remaining Stockholder who disputes the effectiveness of a Bring Along Notice shall deliver written notice of such dispute to the Company within 10 days following the date of the Bring Along Notice or any right of such Remaining Stockholder to dispute a Bring Along Notice shall be deemed waived.

        (b)   Promptly following receipt of the Bring Along Notice, the Remaining Stockholders shall deliver to the Proposing Stockholders the certificate or certificates representing the Equity Securities to be sold or otherwise disposed of pursuant to the Proposed Sale free and clear any all liens, pledges, claims, options, proxies, agreements, charges, encumbrances, or interests of any Person or entity whatsoever (other than restrictions imposed pursuant to applicable Federal and state securities laws, the Certificate of Incorporation, and this Agreement) and the Remaining Stockholders shall so represent and warrant to that fact. Each Remaining Stockholder shall further represent and warrant that it is the record and beneficial owner of such Equity Securities and, if such Remaining Stockholder is not a natural person, that it has all necessary power and authority to sell its Equity Securities. Each Remaining Stockholder shall also deliver to the Proposing Stockholders with the certificate or certificates representing the Equity Securities to be sold or otherwise disposed of pursuant to the Proposed Bring Along Sale a limited power of attorney authorizing the Proposing Stockholders to sell or otherwise dispose of such Equity Securities pursuant to the terms of the Proposed Bring Along Sale and to convert, to the extent necessary, any shares of Preferred Stock into shares of Common Stock in connection with the Proposed Bring Along Sale. The Remaining Stockholders who hold options or warrants which as of the closing of the Proposed Bring Along Sale are presently exercisable (or become exercisable as a result of the transaction that is the subject of Bring Along Notice), shall have until five (5) business days prior to the closing of the Proposed Bring Along Sale to exercise their options or warrants and deliver the certificates of Common Stock received in connection with such exercise. Warrants and options which are not exercised by such time or to the extent as of the closing of the Proposed Bring Along Sale are not exercisable (or to the extent such warrants or options would not become exercisable as a result of such transaction) shall automatically be cancelled upon the consummation of the Proposed Bring Along Sale; provided such warrants or options shall not be cancelled to the extent the Buyer in the Bring Along Sale permits a Remaining Holder to retain such warrants or options upon consummation of the Bring Along Sale. The Remaining Holders agree that whether the Buyer agrees to permit them to retain any warrants or options is in the sole discretion of the Buyer and that notwithstanding any other provision contained in this Agreement, the Proposing Stockholders and the Company are under no obligation whatsoever to include such an agreement as part of the terms of the Bring Along Sale. The exercise of any warrant or option by the holder in connection with a Proposed Bring Along Sale may be conditioned by the holder upon the consummation of the Proposed Bring Along Sale and the cancellation of any warrant or option, to the extent it is not exercised, shall be conditioned upon the consummation of the Bring Along Sale.

        (c)   The Proposing Stockholders shall have ninety (90) days, commencing on the date of the Bring Along Notice, in which to complete the Proposed Bring Along Sale; provided that if the Proposed Bring Along Sale is subject to any prior regulatory approval or consent, the time period during which such Proposed Bring Along Sale may be consummated may be extended until the expiration of ten (10) days after all such approvals and consents shall have been received. If at the end of such ninety (90) day period, or such additional period in the event that regulatory approval or consent is required, the Proposing Stockholders have not completed the Proposed Bring Along Sale, the Proposing Stockholders shall return to the Remaining Stockholders all certificates representing shares of Equity Securities, powers of attorney which were delivered for sale in connection with the Proposed Bring Along Sale and any other documents delivered by the Remaining Stockholders in connection with the Proposed Bring Along Sale.

        (d)   Concurrently with the consummation of the Proposed Bring Along Sale, the Proposing Stockholders shall notify the Remaining Stockholders thereof, and the Buyer shall remit to each Remaining Stockholder a certified check, and any non cash consideration if any, for the total sales price of the Equity Securities of such Remaining Stockholder so purchased; provided, however, that at the election of any Remaining Stockholder the Proposing Stockholders shall cause the cash portion of such total sales price to be paid by wire transfer at the instructions of such Remaining Stockholder.

        2.4   Tag Along Rights. (a) In the event that the LL Entities propose to transfer to any Person, other than an Affiliate (a "Third Party Purchaser"), in a single transaction or a series of related transactions, shares of Common Stock or Class A Preferred Stock or Class B Preferred Stock which constitute at least 51% of the then outstanding Equity Securities of the Company (a "Proposed Tag Sale") held by the LL Entities, other than any transfer in accordance with Section 2.3 of this Agreement, then the Stockholders shall be offered, as provided below, the opportunity in connection with each such Proposed Tag Sale to sell all or a portion of their shares of Common Stock, Class A Preferred Stock and/or Class B Preferred Stock (collectively, the "Tag Along Shares") on the Applicable Terms and Conditions (as defined below) for the shares of Common Stock or Class A Preferred Stock or Class B Preferred Stock to be sold by the LL Entities. The LL Entities shall give no less than thirty (30) days' prior written notice (the "Tag Along Offer Notice") of the Proposed Tag Sale and its terms to the Stockholders. In furtherance of the foregoing, the Tag Along Notice shall include copies of all documents or agreements, to the extent available (and which may be subject to change prior to the closing of such Proposed Tag Sale, which such change shall be provided to the Stockholders prior to the closing if they elect to sell), which shall be executed by the Stockholders in connection with the Proposed Tag Sale. If the Stockholders elect to accept the offer by written notice (the "Tag Along Acceptance Notice") to the LL Entities within ten (10) days (the "Tag Along Acceptance Period") after the date of the Tag Along Offer Notice (and in any case not less than twenty (20) days prior to the date of the closing of the Proposed Tag Sale), the Stockholders shall have the right to sell to the Third Party Purchaser in such Proposed Tag Sale up to the same percentage of shares of Common Stock, Class A Preferred Stock or Class B Preferred Stock owned by the Stockholders as is the percentage of shares of Common Stock, Class A Preferred Stock or Class B Preferred Stock owned by the LL Entities that is proposed to be sold by the LL Entities. If the aggregate amount of shares of Common Stock, Class A Preferred Stock and/or Class B Preferred Stock proposed to be sold by the LL Entities, the Stockholders and any other entity or entities exercising tag-along rights in connection with the Proposed Tag Sale exceeds the number of shares of Common Stock, Class A Preferred Stock or Class B Preferred Stock that the Third Party Purchaser has agreed to purchase, then the number of shares that may be sold by the Stockholders shall equal the product of (x) the number of shares of Class A Preferred Stock, Class B Preferred Stock and Common Stock that the Third Party Purchaser has agreed to purchase, multiplied by (y) the quotient determined by dividing (1) the sum of the number of shares of Class A Preferred Stock, Class B Preferred Stock and Common Stock owned by the Stockholders on a Fully Diluted Basis, calculated as of the last day of the twenty (20)-day period by (2) the sum of the aggregate number of shares of Class A Preferred Stock, Class B Preferred Stock and Common Stock owned by the LL Entities, the Stockholders and any other entity exercising tag-along rights in connection with the Proposed Tag Sale on a Fully Diluted Basis, calculated as of the last day of such twenty (20)-day period. The number of shares of Common Stock, Class A Preferred Stock and/or Class B Preferred Stock to be sold by the LL Entities, as well as by the Stockholders and any other entity exercising tag-along rights in connection with the Proposed Tag Sale, shall be reduced proportionately to the extent necessary to provide for the pro-rata sale of shares of Common Stock, Class A Preferred Stock and/or Class B Preferred Stock by the Stockholders and any other entity exercising tag-along rights in connection with the Proposed Tag Sale.

        (b)   With respect to each sale of shares of Common Stock, Class A Preferred Stock and/or Class B Preferred Stock by the LL Entities and the Stockholders under this Section 2.4(b), the closing therefor shall be held on the date specified in the Tag Along Offer Notice. At such closing, the LL Entities and the Stockholders shall deliver certificates representing the shares of Common Stock, Class A Preferred Stock and/or Class B Preferred Stock to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, against payment of the purchase price therefor, and the shares of Common Stock, Class A Preferred Stock and/or Class B Preferred Stock to be transferred shall be free and clear of any all liens, pledges, claims, options, proxies, agreements, charges, encumbrances, or interests of any Person whatsoever (other than restrictions imposed pursuant to applicable federal and state securities laws, the Certificate of Incorporation and this Agreement) and the Stockholders shall so represent and warrant. Each Stockholder shall further represent and warrant that it is the record and beneficial owner of such shares of Common Stock, Class A Preferred Stock and/or Class B Preferred Stock and make such additional representations and warranties consistent with those being made by the LL Entities and such others as shall be customary in transactions of a similar nature, except that the Stockholders shall not be required to make any representation or warranty with respect to the LL Entities or any Equity Securities of the LL Entities.

        (c)   The LL Entities shall provide the Stockholders, to the extent they elect to sell any Tag Along Shares, with written notice (the "Notice of Change") of any material changes to the terms of the Proposed Tag Sale. The Notice of Change shall be delivered to the Stockholders no less than seven (7) days prior to the date of the closing of the Proposed Tag Sale, which may be moved to a later date to accommodate the giving of the Notice of Change. The Stockholders shall have six (6) days from receipt of the Notice of Change to notify the LL Entities that they no longer elect to participate in the Proposed Tag Sale.

        (d)   The LL Entities shall have up to ninety (90) days after the expiration of the Tag Along Acceptance Period in which to sell the shares of Common Stock, Class A Preferred Stock and/or Class B Preferred Stock owned by them and by the Stockholders, if the Stockholders have elected to sell pursuant to a timely Tag Along Acceptance Notice, at a price and on terms not materially different from that contained in the Tag Along Offer Notice; provided that if the Proposed Tag Sale is subject to any prior regulatory approval or consent, the time period during which such Proposed Tag Sale may be consummated may be extended until the expiration of ten (10) days after all such approvals and consents shall have been received. If at the end of such ninety (90)-day period (or such additional period in the event regulatory approval or consent is required), the LL Entities have not completed the sale, the LL Entities shall remain bound by all the restrictions on transfer contained in this Agreement, including this Section 2.4.

        (e)   For purposes of this Section 2.4, "Applicable Terms and Conditions" shall mean (A) with respect to a single transaction, the same terms and conditions as those received by the LL Entities in such transaction (provided that to the extent shares of Class C Common Stock are being sold in connection with the Proposed Tag Sale, the price per share of Class C Common Stock shall be at a discount, as reasonably determined by the Third Party Purchaser and the LL Entities, to that of the price per share being paid for the shares of Class A Common Stock being sold), (B) with respect to a series of related transactions, the best of the terms and conditions received by the LL Entities in such transactions (provided that to the extent shares of Class C Common Stock are being sold in connection with the Proposed Tag Sale, the price per share of Class C Common Stock shall be at a discount, as reasonably determined by the Third Party Purchaser and the LL Entities, to that of the price per share being paid for the shares of Class A Common Stock being sold) or (C) with respect to a series of unrelated transactions, the terms and conditions of the latest applicable transaction (provided that to the extent shares of Class C Common Stock are being sold in connection with the Proposed Tag Sale, the price per share of Class C Common Stock shall be at a discount, as reasonably determined by the Third Party Purchaser and the LL Entities, to that of the price per share being paid for the shares of Class A Common Stock being sold) received by the LL Entities in such transaction in respect of which a Tag Along Acceptance Notice was sent.

        (f)    The provisions of this Section 2.4 shall not apply to any transfer of Equity Securities in accordance with Section 2.3 of this Agreement.

        2.5   No Liability Upon Non-Sale. Notwithstanding anything contained in this Article 2, there shall be no liability on the part of the LL Entities to any Stockholder in the event that any sale that triggers the provisions of Sections 2.3 and 2.4 is not consummated for whatever reason. Whether such sale is effected is in the sole and absolute discretion of the LL Entities.

        2.6   Expiration of Rights. The rights of the Stockholders to be offered an opportunity to sell all or a portion of their Tag Along Shares pursuant to Section 2.4 hereof shall expire upon any Listing Event.

        2.7   Stock Legend. Each certificate evidencing any outstanding Equity Security shall bear a legend in substantially the following form:

  The securities represented by this certificate have not been registered under the Securities Act or the securities law of any state, and may not be sold, transferred, assigned or otherwise disposed of except pursuant to an applicable exemption to the registration requirements of the Securities Act and applicable state securities laws. The securities represented by this certificate are subject to certain significant restrictions on transfer and to the rights of other stockholders to purchase, or compel the sale of, such securities on the terms and conditions set forth in the Corporation's Certificate of Incorporation and in a certain Amended and Restated Shareholders Agreement, dated as of December 15, 2004, as the same may be amended from time to time, copies of which may be obtained from the Corporation. No transfer of such securities will be valid or registered on the books of the Corporation unless and until the terms of any restrictions contained in the

  Certificate of Incorporation and the Shareholders Agreement are complied with and evidence of such compliance is submitted to the Corporation.

        All certificates representing Equity Securities hereafter issued to or acquired by any of the stockholders or their successors hereto shall bear the legend set forth above. Such certificate shall bear any additional endorsement which may be required for compliance with federal or state securities laws or state blue sky laws or as may be required under this Agreement.

        2.8   Third Party Bound. If any third party purchases any Equity Securities from any Party that is less than 100% of the outstanding Equity Securities of the Company, such third party shall take such Equity Securities subject to and be fully bound by this Agreement with the same effect as if it were a party hereto and shall execute and deliver to the Company an Instrument of Accession, as set forth on Exhibit "A" attached hereto, and references herein to Equity Securities held or owned by any party to this Agreement shall be deemed to include Equity Securities held or owned by any such third party. The effectiveness of any such Transfer of Equity Securities to such third party shall be conditioned upon receipt by the Company of such executed written acknowledgment and compliance with the other terms, conditions and restrictions of this Agreement and the Certificate of Incorporation.

        2.9   Non Transfer of Rights. The Stockholders may not Transfer any of their Tag Along Rights under this Article 2, except in connection with a Transfer to an Affiliate and which is in compliance with this Agreement and the Certificate of Incorporation.

ARTICLE 3
MISCELLANEOUS

        3.1   Assignment/Successors and Assigns. Except as otherwise provided in this Agreement, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void. The Company shall have the right to assign its rights and obligations hereunder to any successor entity, whereupon references herein to the Company shall be deemed to be to such successor. This Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all transferees of any Equity Security (except where expressly provided herein that such transferred Equity Security is free of all rights and restrictions imposed hereby), the successors, permitted assigns, and, if a transferee is an individual, such individual's personal representatives and all other legal representatives, in whatsoever capacity, by operation of law or otherwise, of the parties hereto, in each case with the same force and effect as if the foregoing entities (or persons, if applicable) were named herein as parties hereto. Any and all transferees of any Equity Security shall be subject to and fully bound by this Agreement with the same effect as if they were a party hereto.

        3.2   Amendment and Modification. (a) This Agreement may be amended only by a written instrument duly executed by the LL Entities.

        (b)   Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        3.3   Notices. Any notice, request, claim, demand, document and other communication hereunder to any party shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, or certified or registered mail, postage prepaid, or other similar means of communication, as follows:

        (a)   If to the Company, addressed to its principal executive office to the attention of its Secretary,

        (b)   If to the LL Entities, to the address listed on the signature page hereto or to such other address as the LL Entities have specified in a written notice given to the Company in the manner specified above, and

        (c)   If to a Stockholder, to the address of such Stockholder set forth in the stock records of the Company or to such other address as any party shall have specified in a written notice given to the Company in the manner specified above.

        3.4   Entire Agreement; Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of law of any jurisdiction. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any federal court sitting in the Central District of California or any state court located in Orange County, California, over any suit, action or proceeding arising out of or relating to this agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereto hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by certified mail, return receipt requested or by overnight courier service, to the address of such party set forth in Section 3.3 or in the records of the Company. EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION BROUGHT HEREUNDER OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY.

        3.5   Inspection. For so long as this Agreement shall be in effect, a copy of this Agreement shall be filed with the Secretary of the Company and made available for inspection by any Party at the principal executive offices of the Company.

        3.6   Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        3.7   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        3.8   Termination.

        (a)   Termination as to the LL Entities or a Stockholder. This Agreement shall terminate as to the LL Entities and any Stockholder at such time as the LL Entities or such Stockholder shall no longer hold any Equity Securities, but if the LL Entities or such Stockholder shall have transferred such Equity Securities to a Person in compliance with this Agreement and the Certificate of Incorporation, this Agreement shall continue to apply to such Person as long as such Person holds such Equity Securities; provided, however, that the provisions of this Agreement shall continue in effect for the purpose of enforcing all obligations and undertakings having theretofore become operative.

        (b)   Termination of Agreement. This Agreement shall remain in effect until the earlier to occur of (i) the Agreement being terminated as to all Equity Securities and the LL Entities and the Stockholders pursuant to paragraph (a) of this Section 3.8, and (ii) the consent of the holders of at least 80% of the then outstanding shares of Class A Preferred Stock, Class B Preferred Stock, Class A Common Stock and Class B Common Stock of the Company, voting together as a class.

        3.9   Further Action. Each party hereto agrees to execute and deliver any instrument and take any action that may reasonably be requested by any other party for the purpose of effectuating the provisions of this Agreement.

        3.10 Specific Performance. The parties hereto recognize that irreparable damage will result if this Agreement shall not be specifically enforced. If any dispute arises concerning any Equity Security hereunder, the parties hereto agree that an injunction may be issued to compel specific performance of any term of this Agreement pending determination of such controversy and that no bond or other security may be required in connection therewith. If any dispute arises concerning the right or obligation of the LL Entities or the Stockholders to sell, or to force the sale of, any Equity Securities subject hereto, such right or obligation shall be enforceable by a decree of specific performance. Such remedies shall, however, not be exclusive and shall be in addition to any other remedy which the parties may have.

        3.11 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof.

        3.12 Severability. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign, federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        3.13 Improper Transfer. Any attempt to Transfer any Equity Security not in compliance with this Agreement or the Certificate of Incorporation shall be null and void and the Company shall not give any effect in the Company's stock records to such attempted Transfer.

        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first above written.

INTERDENT, INC., a Delaware corporation
By:
Name:
Title:
Address: 222 N. Sepulveda Blvd., Suite 740 El Segundo, CA 90245 Attn: Chief Executive Officer
LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P.
By:	Levine Leichtman Capital Partners, Inc., Its General Partner
	By:	Steven Hartman, Vice President
Address: 335 North Maple Drive, Suite 240 Beverly Hills, CA 90210
PLEASANT STREET INVESTORS, LLC
By:
Name:
Title:
Address: 335 North Maple Drive, Suite 240 Beverly Hills, CA 90210
Gerald R. Aaron
Ivar S. Chhina

STOCK POWER

        FOR VALUE RECEIVED,                        , a                        corporation ("Assignor"), hereby sells, assigns and transfers unto                        , a             corporation ("Assignee"),            shares of the Common Stock of                        , a                        corporation (the "Company"), standing in Assignor's name on the books of the Company represented by Certificate No.    , and does hereby irrevocably constitute and appoint                        attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:

, a corporation
By:	Name: Title:

ACKNOWLEDGED:

By:	Name: Title:

EXHIBIT "A"

INSTRUMENT OF ACCESSION

        The undersigned,                        , as a condition precedent to becoming the owner or holder of record of                         (                        ) shares of Class C Common Stock, par value $0.001 per share, of InterDent, Inc., a Delaware corporation (the "Company"), and/or (                        ) stock options of the Company, exercisable for Class C Common Stock of the Company, and/or                         (                        ) warrants of the Company exercisable for Class C Common Stock of the Company hereby agrees to become a Shareholder, party to and bound by that certain Amended and Restated Shareholders Agreement dated as of December 15, 2004, by and among the Company and the stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of the said Shareholders Agreement immediately upon execution and delivery to the Company of this Instrument.

        IN WITNESS WHEREOF, the undersigned has caused this INSTRUMENT OF ACCESSION to be signed as of the date below written.

Signature:
Address:

Date:
Accepted:
InterDent, Inc.
By:	Name: Title:
Date:

EXHIBIT "B"

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  Exhibit 10.6